United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry Into Material Definitive Agreements.

As previously announced, on August 17, 2017, we entered into an agreement to sell a portion of the property on which our Nashville Superspeedway is located. Closing under this agreement is scheduled to occur in the first quarter of 2018. We have entered into an amendment to that agreement whereby the purchaser will deposit the remainder of the purchase price, or $4,401,300, into escrow by January 30, 2018. The total purchase price is $5,151,300, of which $750,000 had previously been placed into escrow. Closing will occur within three business days after the plat for the property has been fully executed by all required regulatory authorities.

Amendment No. 1 dated as of January 22, 2018 to Purchase and Sale Agreement dated August 17, 2017 between Nashville Speedway, USA, Inc. and PDC TN/FL, LLC. is attached to this Form 8-K as Exhibit 10.1.

Item 9.01         Financial Statements and Exhibits

(d)          Exhibits

10.1 Amendment No. 1 dated as of January 22, 2018 to Purchase and Sale Agreement dated August 17, 2017 between Nashville Speedway, USA, Inc. and PDC TN/FL, LLC.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	10.1 Amendment No. 1 dated as of January 22, 2018 to Purchase and Sale Agreement dated August 17, 2017 between Nashville Speedway, USA, Inc. and PDC TN/FL, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 22, 2018